FORM T-1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)____
                           -------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
                   (Exact name of trustee as specified in its
                                    charter)

            New York                                   13-3818954
(Jurisdiction of incorporation                       (I.R.S. employer
 if not a U.S. national bank)                        identification No.)

    114 West 47th Street                                  10036-1532
       New York, NY                                       (Zip Code)
   (Address of principal
     executive offices)

                               ------------------
                  Golden State Petroleum Transport Corporation
               (Exact name of obligor as specified in its charter)

               Delaware                            13-3927016
(State or other jurisdiction of                  (I.R.S. employer
 incorporation or organization)                 identification No.)

   c/o Cambridge Fund Management LLC
         65 East 55th Street
             Suite 3300
            New York, NY                                   10022
   (Address of principal executive offices)              (Zip Code)

                               ------------------



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                                       -2-

                         Golden State Petro (IOM-A) PLC
               (Exact name of obligor as specified in its charter)


          Isle of Man                                          N/A
    (State or other jurisdiction of                      (I.R.S. employer
    incorporation or organization)                     identification No.)

    c/o 15-19 Athol Street                                    1M1 1LB
    Douglas, Isle of Man                                     (Zip Code)
(Address of principal executive offices)


                               ------------------
                         Golden State Petro (IOM-B) PLC
               (Exact name of obligor as specified in its charter)

         Isle of Man                                          N/A
   (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                       identification No.)

      c/o 15-19 Athol Street                                1M1 1LB
      Douglas, Isle of Man                                  (Zip Code)
(Address of principal executive offices)


                               ------------------

                  8.04% First Preferred Mortgage Notes due 2019
                       (Title of the indenture securities)

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                                       -3-

GENERAL


1.       GENERAL INFORMATION

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                    (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Washington, D.C.
                    New York State Banking Department, Albany, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH THE OBLIGOR

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

         None of Golden State Petroleum Transport Corporation, Golden State Petro (IOM-A) PLC, or Golden State Petro (IOM-B) PLC currently is in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not
         required under General Instruction B.

16.      LIST OF EXHIBITS

         T-1.1  --         Organization Certificate, as amended, issued by
                           the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                           33-97056).

         T-1.2--Included in Exhibit T-1.1.

         T-1.3--Included in Exhibit T-1.1.


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                                       -4-

16.      LIST OF EXHIBITS
         (CONT'D)

         T-1.4  --         The By-Laws of United States Trust Company of New
                           York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                           Act of 1939, as amended by the Trust Indenture Reform
                           Act of 1990 (Registration No. 33-97056).

         T-1.6  --         The consent of the trustee required by Section
                           321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

         T-1.7  --         A copy of the latest report of condition of the
                           trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of April 22, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of April, 1997.

UNITED STATES TRUST COMPANY
OF NEW YORK, Trustee

By: _______________________________
         Christine C. Collins
         Assistant Vice President

CCC/pg


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                                                                   EXHIBIT T-1.6
                                                                   -------------

The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995



Securities and Exchange Commission 450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK



         ____________________________
By:      /s/Gerard F. Ganey
         Senior Vice President


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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                DECEMBER 31, 1996
                                -----------------
                                 (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                             $   75,754
Short-Term Investments                                                 276,399
Securities, Available for Sale                                         925,886

Loans                                                                1,638,516
Less:  Allowance for Credit Losses                                      13,168
                                                                  ------------
   Net Loans                                                         1,625,348
Premises and Equipment                                                  61,278
Other Assets                                                           120,903
                                                                  ------------
   TOTAL ASSETS                                                     $3,085,568
                                                                  ============

LIABILITIES
Deposits:
 Non-Interest Bearing                                               $  645,424
 Interest Bearing                                                    1,694,581
                                                                  ------------
   Total Deposits                                                    2,340,005

Short-Term Credit Facilities                                           449,183
Accounts Payable and Accrued Liabilities                               139,261
                                                                  ------------
   TOTAL LIABILITIES                                                $2,928,449
                                                                  ============

STOCKHOLDER'S EQUITY
Common Stock                                                            14,995
Capital Surplus                                                         42,394
Retained Earnings                                                       98,926
Unrealized Gains (Losses) on Securities
   Available for Sale, Net of Taxes                                        804
                                                                  ------------
TOTAL STOCKHOLDER'S EQUITY                                             157,119
                                                                  ------------
    TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY                                             $3,085,568
                                                                  ============
I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

/s/Richard E. Brinkmann, SVP & Controller
-----------------------------------------
Signature of Officer

April 9, 1997
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Date